UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 29, 2012

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Amgen Center Drive Thousand Oaks, California	91320-1799
(Address of principal executive offices)	(Zip Code)

805-447-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 15, 2012, Amgen Inc. (the “Company”) publicly announced the decision of Dr. Roger M. Perlmutter, Executive Vice President, Research and Development, to retire from the Company, effective February 12, 2012. On February 29, 2012, the Company entered into a one-year consulting services agreement, effective as of February 13, 2012 (the “Consulting Agreement”), among the Company, Perlmutter Consulting, Inc. (“Perlmutter Consulting”) and Dr. Perlmutter, with the option to extend the Consulting Agreement for a second year by mutual agreement among the parties. Pursuant to the Consulting Agreement, Dr. Perlmutter will advise the Company on issues related to Dr. Perlmutter’s areas of expertise, including the research and development, commercialization of the R&D product pipeline and related areas (the “Services”). The Company will pay Perlmutter Consulting $100,000 quarterly in arrears (the “Consulting Fee”) as compensation for 80 hours of Services in a calendar quarter, plus an additional $1,200 per hour for any additional hours of Services performed in any calendar quarter. The maximum total hours of Services in any calendar quarter is 160 hours unless previously authorized. In addition, the Company will reimburse Perlmutter Consulting for all reasonable and normal travel-related expenses incurred in connection with the performance of the Services. Perlmutter Consulting and Dr. Perlmutter will each be responsible for the income and self-employment taxes due on all taxable income arising under the Consulting Agreement. Pursuant to the Consulting Agreement, Perlmutter Consulting and Dr. Perlmutter agree not to enter into any other agreement that conflicts with, or will conflict with, Perlmutter Consulting’s or Dr. Perlmutter’s obligations under the Consulting Agreement. Perlmutter Consulting and Dr. Perlmutter agree to give written notice at least ten business days in advance of commencing services for any other employer or client. If Perlmutter Consulting or Dr. Perlmutter accepts employment or an engagement which the Company has determined, in its sole discretion, is not appropriate, such acceptance shall constitute a material breach of the Consulting Agreement and authorize the Company to terminate the Consulting Agreement immediately. Each party to the Consulting Agreement can terminate the Consulting Agreement for any reason with 30 days’ prior written notice.

A copy of the Consulting Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Consulting Agreement, effective as of February 13, 2012, among Perlmutter Consulting, Inc., Dr. Roger M. Perlmutter and Amgen Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: March 1, 2012

	By:	/s/ David J. Scott
	Name:	David J. Scott
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Consulting Agreement, effective as of February 13, 2012 among Perlmutter Consulting, Inc., Dr. Roger M. Perlmutter and Amgen Inc.

4